UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Consolidated Communications Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
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On December 27, 2023, Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”), issued the following press release in connection with the Agreement and Plan of Merger, dated October 15, 2023, by and among the Company, Condor Holdings LLC, a Delaware limited liability company, and Condor Merger Sub Inc., a Delaware corporation, which contains a copy of a letter to shareholders issued by the Company’s board of directors. A copy of the letter, in the format being mailed to the Company’s shareholders, can also be found below.
Consolidated Communications Reiterates Proposed Transaction is the Best Outcome for Shareholders
Shareholders will Avoid Risk and Maximize the Value of their Shares by Voting FOR the Proposed Transaction
MATTOON, Ill. — December 27, 2023 — Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”), has mailed a letter to its shareholders in connection with its upcoming special meeting of shareholders (the “Special Meeting”) urging its shareholders to vote “FOR” the proposed acquisition of the Company by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) and British Columbia Investment Management Corporation (“BCI”) (the “Proposed Transaction”). The Special Meeting is scheduled to be held on January 31, 2024. Shareholders of record as of December 13, 2023, are entitled to vote at the Special Meeting.
The full text of the letter mailed to shareholders follows:
December 27, 2023
Dear Fellow Shareholders,
You have an essential decision to make regarding the value of your investment. In order to realize the benefits of this value-maximizing transaction, the majority of our independent shareholders must support the deal. This means that your vote is extremely important, regardless of the number of shares you own. Every vote counts and is critical to the future of the Company. Not voting is the same as voting against the transaction.
The board of directors of the Company (the “Board”) strongly believes the $4.70 per share cash offer from Searchlight and BCI is the best risk-adjusted outcome for shareholders and urges that you vote “FOR” the Proposed Transaction.
Proposed Transaction Offers Financially Compelling and Certain Value
•
$4.70 per share in cash eliminates the real risk that shareholders face if the Company were to remain standalone

•
70% premium to Consolidated’s share price as of April 12, 20231

•
89% premium to one-month VWAP2

•
18% increase in price achieved through negotiations following the initial bid from Searchlight and BCI

•
Purchase price is higher than Consolidated’s stock price at every point over the last year, even after Searchlight and BCI’s initial bid was made public, which underscores the value of this transaction

Transaction Multiple is Attractive Relative to Other
Incumbent Communications Provider Transactions
•
The implied 9.6x LTM EBITDA multiple secured by the Special Committee is higher than ANY incumbent communications provider precedent transaction in a decade

1
The last full trading day prior to submission of Searchlight and BCI’s initial non-binding proposal.

2
Calendar day volume-weighted average prices as of April 12, 2023.

•
While the Special Committee was negotiating an increase in price, other communications providers were experiencing a material decline in value, with six of eight peers seeing share price declines3

Special Committee Undertook a Robust Evaluation of All Opportunities to Maximize Value for the Company’s Shareholders
A special committee composed of independent and disinterested directors, and advised by independent legal and financial advisors (the “Special Committee”), completed a comprehensive evaluation of Searchlight and BCI’s proposal, as well as all other possible go-forward alternatives.
•
The process was public and highly visible from the moment Searchlight and BCI submitted their initial non-binding proposal to the Board

•
The Special Committee announced a formal review of all potential strategic alternatives

•
More than 35 Special Committee meetings were held to consider the transaction and possible alternatives

•
0 parties expressed interest in bidding despite a long and public process

Proposed Transaction Will Transfer Any Execution Risks to Searchlight and BCI
Consolidated’s transition from copper DSL lines to fiber is competitively critical, and there is significant execution risk, especially given the deteriorating financing and operating environment. We no longer have the liquidity to fund our original growth plan, and time to market is imperative. Those who are first to the market with fiber services will be able to take and maintain a significant market share.
Following its extensive and thorough review, the Board believes this transaction is critical for Consolidated’s future and represents the best risk-adjusted outcome for its shareholders.
Vote Your Shares to Maximize the Value of Your Investment
As a Consolidated Shareholder, Your Choice is Clear:
Vote “FOR” Significant, Compelling and Immediate Value.
The Special Meeting is fast approaching and is being held on January 31, 2024. The Proposed Transaction will deliver financially compelling and certain value to shareholders.
Failure to vote FOR the Proposed Transaction, including not voting at all, could result in the deal failing and Consolidated’s share price falling to well below the pre-announcement price. Maximize the value of your investment and vote “FOR” the Proposed Transaction.
Shareholders with questions or who require assistance voting their shares should contact Consolidated’s proxy solicitor, Morrow Sodali. Shareholders may call toll-free: (800) 662-5200 or +1 (203) 658-9400 (international) or email CNSL@info.morrowsodali.com.
Advisors
Rothschild & Co is acting as financial advisor to the Special Committee and Cravath, Swaine & Moore LLP is acting as its legal counsel. Latham & Watkins LLP is providing legal counsel to Consolidated Communications.
About Consolidated Communications
Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet,

3
Share price returns for select peers reflect changes since April 12, 2023, the day before Searchlight and BCI’s non-binding offer was made public, through October 13, 2023, the last full trading day prior to announcement of entry into the merger agreement. Peers include Frontier Communications Parent, Inc., Lumen Technologies, Inc., Cable One, Inc., Shenandoah Telecommunications Company, ATN International, WideOpenWest, Inc., Altice USA, Inc. and Charter Communications, Inc.

data, phone, security, cloud and wholesale carrier solutions. With a network spanning nearly 60,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support.
Forward-Looking Statements
Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results.
There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the Proposed Transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the Proposed Transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the Proposed Transaction; (ix) the risk that the Company’s stock price may decline significantly if the Proposed Transaction is not consummated; (x) the risk of shareholder litigation in connection with the Proposed Transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.
Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the Proposed Transaction. The Special Meeting will be held on January 31, 2024 at 9:00 A.M. Central Time, at which meeting the stockholders of the Company will be asked to consider and vote on a proposal to adopt the merger agreement and approve the Proposed Transaction. In connection with the Proposed Transaction, the Company filed relevant materials with the SEC, including the Proxy Statement. The Company commenced mailing the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the Special Meeting on December 18, 2023. In addition, the Company and certain affiliates of the Company jointly filed an amended transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND THE SCHEDULE 13E-3, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are able to obtain these documents free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.
Contacts
Philip Kranz, Investor Relations
+1 217-238-8480
Philip.kranz@consolidated.com
Jennifer Spaude, Media Relations
+1 507-386-3765
Jennifer.spaude@consolidated.com

December 27, 2023YOUR VOTE ISIMPORTANTProtect the Value of Your Investmentby Voting for the Transaction Today

Dear Fellow Shareholders,

You have an essential decision to make regarding the value of your investment. In order to realize the benefits of this value-maximizing transaction, the majority of our independent shareholders must support the deal. This means that your vote is extremely important, regardless of the number of shares you own. Every vote counts and is critical to the future of the Company. Not voting is the same as voting against the transaction.

The board of directors of the Company (the "Board") strongly believes the $4.70 per share cash offer from Searchlight and BCI is the best risk-adjusted outcome for shareholders and urges that you vote "FOR" the Proposed Transaction.

Proposed Transaction Offers Financially Compelling and Certain Value

$4.70

per share in cash eliminates the real risk that shareholders face if the Company were to remain standalone

70% premium

to Consolidated's share price as of April 12, 2023[1]

89% premium

to one-month VWAP[2]

18% increase

in price achieved through negotiations following the initial bid from Searchlight and BCI

Purchase price is higher than Consolidated's stock price at every point over the last year, even after Searchlight and BCI's initial bid was made public,

which underscores the value of this transaction.

Transaction Multiple is Attractive Relative to Other Incumbent Communications Provider Transactions

The implied 9.6x LTM EBITDA multiple secured by the Special Committee is higher than ANY incumbent communications provider precedent transaction in a decade.

While the Special Committee was negotiating an increase in price, other communications providers were experiencing a material decline in value, with six of eight peers seeing share price declines.[3]

Special Committee Undertook a Robust Evaluation of All Opportunities to Maximize Value for the Company's Shareholders

A special committee composed of independent and disinterested directors, and advised by independent legal and financial advisors (the "Special Committee"), completed a comprehensive evaluation of Searchlight and BCI's proposal, as well as all other possible go-forward alternatives.

- The process was public and highly visible from the moment Searchlight and BCI submitted their initial non-binding proposal to the Board
- The Special Committee announced a formal review of all potential strategic alternatives

35+ Special Committee meetings were held to consider the transaction and possible alternatives

0 Parties expressed interest in bidding despite a long and public process

Proposed Transaction Will Transfer Any Execution Risks to Searchlight and BCI

Consolidated's transition from copper DSL lines to fiber is competitively critical, and there is significant execution risk, especially given the deteriorating financing and operating environment. We no longer have the liquidity to fund our original growth plan, and time to market is imperative. Those who are first to the market with fiber services will be able to take and maintain a significant market share.

Following its extensive and thorough review, the Board believes this transaction is critical for Consolidated's future and represents the best risk-adjusted outcome for its shareholders.

Vote Your Shares to Maximize the Value of Your Investment

As a Consolidated Shareholder, Your Choice is Clear:

Vote "FOR" Significant, Compelling and Immediate Value.

The Special Meeting is fast approaching and is being held on January 31, 2024. The Proposed Transaction will deliver financially compelling and certain value to shareholders.

Failure to vote FOR the Proposed Transaction, including not voting at all, could result in the deal failing and Consolidated's share price falling to well below the pre-announcement price.

Maximize the value of your investment and

Vote "FOR" the Proposed Transaction



Shareholders with questions or who require assistance voting their shares should contact Consolidated's proxy solicitor:

MORROW SODALI

430 Park Avenue, 14th Floor
New York, NY 10022

Shareholders may call toll-free:
(800) 662-5200 or +1 (203) 658-9400 (international)
Email: CNSL@info.morrowsodali.com

Forward-Looking Statements

Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company's current expectations, plans, strategies and anticipated financial results.

There are a number of risks, uncertainties and conditions that may cause the Company's actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the Proposed Transaction by the Company's stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the Proposed Transaction on the Company's ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the Proposed Transaction diverting management's attention from the Company's ongoing business operations; (viii) the amount of costs, fees and expenses related to the Proposed Transaction; (ix) the risk that the Company's stock price may decline significantly if the Proposed Transaction is not consummated; (x) the risk of shareholder litigation in connection with the Proposed Transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company's other filings with the SEC. Filings with the SEC are available on the SEC's website at http://www.sec.gov.

Many of these circumstances are beyond the Company's ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company's part. These forward-looking statements generally are identified by the words "believe," "expect," "anticipate," "intend," "plan," "should," "may," "will," "would" or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Proposed Transaction. The Special Meeting will be held on January 31, 2024 at 9:00 A.M. Central Time, at which meeting the stockholders of the Company will be asked to consider and vote on a proposal to adopt the merger agreement and approve the Proposed Transaction. In connection with the Proposed Transaction, the Company filed relevant materials with the SEC, including the Proxy Statement. The Company commenced mailing the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the Special Meeting on December 18, 2023. In addition, the Company and certain affiliates of the Company jointly filed an amended transaction statement on Schedule 13e-3 (the "Schedule 13e-3"). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND THE SCHEDULE 13E-3, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are able to obtain these documents free of charge from the SEC's website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.

1 The last full trading day prior to submission of Searchlight and BCI's initial non-binding proposal.

2 Calendar day volume-weighted average prices as of April 12, 2023.

3 Share price returns for select peers reflect changes since April 12, 2023, the day before Searchlight and BCI's non-binding offer was made public, through October 13, 2023, the last full trading day prior to announcement of entry into the merger agreement. Peers include Frontier Communications Parent, Inc., Lumen Technologies, Inc., Cable One, Inc., Shenandoah Telecommunications Company, ATN International, WideOpenWest, Inc., Altice USA, Inc. and Charter Communications, Inc.